2007 Annual
Stockholders Meeting

May 23, 2007

Financial Highlights

0.40

0.52

Diluted Earnings Per Share

3,318

4,548

Net Income

5,524

8,201

Income from Operations

      27,120

      31,005

Gross Profit

$63,047

$69,804

Revenues

2005

2006

in thousands, except for per share amounts

Financial Highlights

2006 Continued focus on:

Maximize operating income

Increase cash flows

Improve balance sheet

Revenue Growth

Improved Gross Margins

Reduced SG&A Expense as a
Percentage of Revenues

Maximize Operating Income

Revenue
Growth

Compound
Annual
Sales
Growth of
10.7%

Maximize Operating Income

Improve Gross
Margin

2003                    38.8%

2004                    42.0%

2005                    43.0%

2006                    44.4%

Maximize Operating Income

Reduced SG&A
Expense as a
Percentage of
Revenues

2003                    32.5%

2004                    31.4%

2005                    30.6%

2006                    29.6%

Maximize Operating Income

Improve
Operating
Margin

2003                      2.6%

2004                      7.6%

2005                      8.8%

2006                    11.7%

Maximize Operating Income

Operating
Income

2003    1,321

2004    4,303

2005    5,524

2006    8,201

Maximize Operating Income

Earnings per
Share

2003    (0.04)

2004      0.23

2005      0.40

2006      0.52

Maximize Operating Income

Increase Cash Flows

Improve Balance Sheet

Reduced Total
Debt

2003                    15,563

2004                    12,322

2005                      6,361

2006                      2,478

Increased
Current Ratio

2003                        1.11

2004                        1.24

2005                        1.96

2006                        2.10

Q1 Overview
(in thousands)

106.23%

801

754

4.6%

1,555

8.2%

Net Income

100.00%

0.09

0.09

0.18

EPS (Diluted)

56.13%

870

1,550

9.5%

2,420

12.7%

Operating
Income

5,594

34.2%

7,144

43.7%

$16,350

Q1

2006

728

1,598

$2,676

Q1 ($)

Variance

13.01%

6,322

33.2%

Operating
Expenses

22.37%

8,742

46.0%

Gross Profit

16.37%

$19,026

Net Revenues

Q1 (%)

Variance

Q1

2007

Market Performance

MEDTOX Scientific, Inc.

Update on 2006 initiatives:

The eChain® System

MEDTOXScan ® Reader

Clinical Trials Services

MEDTOX Scientific, Inc.
   The eChain ® System

MEDTOX Scientific, Inc.
eChain® System

2006 Update:

Established eChain® in 1,100 clinics

Goal was 1,000 clinics

Brought national retailer with 1,500
company sites fully on-line

Added 187 other clinics or
companies

Created interface with 2 key TPA’s

MEDTOX Scientific, Inc.

(Hospital Lab / ER market)

Reader

MEDTOX Scientific, Inc.

2006 Update:

Product launch: 11/6/06

Distributed via Cardinal Health

Have placed 240 readers

Excellent client response

MEDTOX Scientific, Inc.

MEDTOX Scientific, Inc.
Clinical Trials Services

MEDTOX Scientific, Inc.
Clinical Trials Services

CTS is comprised of 3 business
units:

Central laboratory services

Bioanalytical & assay development

Bioequivalence studies

CTS is a component of our Specialty
Laboratory Services segment

CTS – Historic Growth

2007 Annual
Stockholders Meeting

May 23, 2007